Exhibit 10.14

AMENDMENT NO. 1

TO

GAS PROCESSING AND FRACTIONATION AGREEMENT

This Amendment No. 1 to Gas Processing and Fractionation Agreement (this “Amendment”) is dated as of April 2, 2015, but is effective for all purposes as of January 1, 2014 (the “Effective Time”), and is by and between Hess Trading Corporation, a Delaware corporation (“Customer”), and Hess Tioga Gas Plant LLC, a Delaware limited liability company (“Provider”). Customer and Provider are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into that certain Gas Processing and Fractionation Agreement, dated effective as of the Effective Time (the “Agreement”), pursuant to which Provider agreed to provide to Customer certain processing and fractionation services with respect to hydrocarbons owned or controlled by Customer;

WHEREAS, the Parties desire to amend the Agreement to reflect certain agreements of the Parties; and

WHEREAS, Section 19.7 of the Agreement provides that the Agreement may not be amended, modified, varied or supplemented except by an instrument in writing signed by both Parties.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows.

AGREEMENT

Section 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein will have the same meanings given such terms in the Agreement.

Section 2. Amendments to Section 5.1(b)(i) of the Agreement. Section 5.1(b)(i) to the Agreement is hereby amended and restated in its entirety as follows:

“forward-looking production estimates for the applicable time period covered by such Development Plan for all Customer Gas and Customer Injected NGLs (A) that Customer reasonably and in good faith believes will become owned or Controlled by Customer during the time period covered by such Development Plan, and/or (B) that will be produced from (I) in the aggregate, all Wells then-existing and (II) in the aggregate, all Wells that are expected to be drilled during the time period covered by such Development Plan (each such Well reflected in such Development Plan, a “Planned Well” and, such collective estimates described in subsections (A) and (B), both with respect to a particular Quarter and an entire Year, the “Dedicated Production Estimates”).”

Section 3. Amendments to Section 7.1(g)(i) of the Agreement. Section 7.1(g)(i) to the Agreement is hereby amended and restated in its entirety as follows:

“(i) the aggregate volumes of Dedicated Production, Customer Injected NGLs and other Customer Gas contained in a Dedicated Production Estimate that have actually been delivered by Customer into the Receipt Points, in each case, prior to such Year during the Term; provided, however, that such aggregate volumes shall not, for purposes of the recalculation (A) exceed the applicable Dedicated Production Estimates for such Years as contained in the applicable Development Plans or (B) be deemed to be lower than the applicable MVC for such Years as contained in the applicable Development Plans;”

Section 4. Amendments to Appendix II. The definition of “Additional Gas” set forth in Appendix II to the Agreement is hereby amended and restated in its entirety as follows:

““Additional Gas” means any Customer Gas or Customer Injected NGLs that are not Dedicated Production.”

Section 5. Amendments to Exhibit G-2. The definition of “Residual Value” set forth in Exhibit G-2 to the Agreement is hereby amended and restated in its entirety as follows:

““Residual Value” equals (a) the sum of initial capital and Committed Build-Out Costs over the Initial Term (10 years), multiplied by (b) (i) one, minus (ii) (A) the ratio of cumulative throughput from the Initial Development Plan in the Initial Term (10 years), divided by (B) the cumulative throughput from the Initial Development Plan over the full plan period (20 years).”

Section 6. Ratification. Except as specifically provided in this Amendment, all terms and provisions of the Agreement shall remain unchanged and in full force and effect, and the Agreement, as modified by this Amendment, is hereby ratified, acknowledged and reaffirmed by the Parties. Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or any other word or words of similar import shall mean and be a reference to the Agreement as amended hereby.

Section 7. Application of Certain Provisions. The provisions of Sections 19.1, 19.2, 19.3, 19.4, 19.6, 19.7, 19.8, 19.9, 19.10, 19.11 and 19.13 of the Agreement shall apply mutatis mutandis to this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written, but effective for all purposes as of the Effective Time.

PROVIDER:

HESS TIOGA GAS PLANT LLC

By:	/s/ Michael R. Lutz

Name:	Michael R. Lutz

Title:	Vice President

CUSTOMER:

HESS TRADING CORPORATION

By:	/s/ Steven A. Villas

Name:	Steven A. Villas

Title:	President

Signature Page to Amendment No. 1 to Gas Processing and Fractionation Agreement